EXHIBIT 10.2

AMENDMENT NUMBER THREE
TO THE ASSURANT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS AMENDMENT to the Assurant Supplemental Executive Retirement Plan, as amended and restated effective as of January 1, 2008 (the “Plan”), is adopted by the Assurant, Inc. Benefit Plans Committee (the “Committee”) effective as of February 29, 2016.

W I T N E S S E T H:

WHEREAS, Assurant, Inc. (the “Company”) currently maintains the Plan;

WHEREAS, pursuant to Article 8.01(b)(ii) of the Plan, the Committee has the authority to amend the Plan, unless the amendments would significantly increase the Company’s liabilities under the Plan;

WHEREAS, the Committee wishes to amend the Plan to freeze the further accrual of benefits under the Plan; and

WHEREAS, the Committee has determined that such amendments will not significantly increase the Company’s liabilities under the Plan.

NOW THEREFORE, the Committee amends the Plan as follows:

1.

The definition of “Annual Target Earnings” in Article Two of the Plan is amended to read as follows:

“Annual Target Earnings shall mean a Participant’s most recent base salary plus target short-term incentive bonus approved by the Compensation Committee. Notwithstanding the foregoing, in no event shall amounts paid after February 29, 2016 be taken into account as Annual Target Earnings hereunder.”

2.

Section 4.01 of the Plan is amended by adding a new paragraph to the end thereof to read as follows:

“Notwithstanding anything herein to the contrary, all Comprehensive Benefits accrued under this Plan shall be permanently frozen, effective February 29, 2016. Thus, on February 29, 2016, for purposes of this Plan, the Target Benefit, Qualified Plan Benefit, Nonqualified Plan Benefit, Social Security Benefit and Other Benefit of all Participants are permanently frozen.”

3.

Section 4.02 of the Plan is amended by adding a new paragraph to the end thereof to read as follows:
“Notwithstanding the foregoing paragraph, a Participant shall not accrue any additional Benefit Service after February 29, 2016 and, accordingly, all such Benefit Service earned after February 29, 2016 shall be disregarded in determining a Participant’s Comprehensive Benefit.”

4.

A new Section 4.05(f) is hereby added to the Plan to read as follows:

“(f)    Continuation of Vesting after February 29, 2016. For the avoidance of doubt, notwithstanding the freezing of all Comprehensive Benefits effective February 29, 2016, a Participant shall continue to accrue additional vesting service under this Section 4.05 after February 29, 2016.”

* * * * *

Except as amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the undersigned has adopted this Amendment Number Three to the Assurant Supplemental Executive Retirement Plan on the date shown below, to be effective as of the dates set forth herein.

ASSURANT, INC.
BENEFIT PLANS COMMITTEE

Date:	1/25/2016	By	/s/ Robyn Price Stonehill
Robyn Price Stonehill Chairperson, Assurant, Inc. Benefits Plan Committee Executive Vice President and Chief Human Resources Officer